NEWS RELEASE

CONTACT:
CONMED Corporation
Luke A. Pomilio
Chief Financial Officer
315-624-3202
LukePomilio@conmed.com

CONMED Corporation Announces Fourth Quarter and Fiscal Year 2015 Financial Results

Utica, New York, January 27, 2016 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the fourth quarter and fiscal year ended December 31, 2015.

Fourth Quarter 2015 Highlights

•	Sales were $191.0 million, a decrease of 2.0% compared to the fourth quarter of 2014. On a constant currency basis, sales increased 0.5% over the prior-year period.
•	Gross margin expanded 30 basis points year over year to 53.6%. Adjusted gross margin expanded 80 basis points year over year to 55.1%.
•	Diluted earnings per share (GAAP) were $0.28, compared to $0.41 in the fourth quarter of 2014. Adjusted diluted earnings per share were $0.52 versus $0.53 in the prior-year period.
•	Signed definitive agreement to acquire SurgiQuest, Inc., which significantly bolsters CONMED’s Advanced Surgical portfolio. The transaction closed on January 4, 2016.

Fiscal Year 2015 Highlights

•	Sales were $719.2 million, a decrease of 2.8% compared to the full-year 2014. On a constant currency basis, sales increased 0.3% over the prior-year period.
•	Diluted earnings per share (GAAP) were $1.09, compared to $1.16 in 2014.
•	Adjusted diluted earnings per share were $1.68 versus $1.92 in the prior-year period.

“We are pleased with our accomplishments during fiscal 2015, particularly the early signs that our turnaround efforts are starting to gain traction. Despite continued headwinds in our export markets, we reversed the trend of top-line deterioration experienced in 2014 and exited 2015 with two consecutive quarters of constant currency revenue growth. In addition, gross margin improvement in the second half of the year and lower operating expenses as a result of cost saving initiatives are positive trends we intend to build on entering 2016,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “Based on progress made in 2015, and with new commercial leadership in place, we are confident in our ability to deliver continued improvement in operational performance in 2016. Our team is committed to capitalizing on the SurgiQuest acquisition, to investing in innovation, and to further enhancing CONMED’s growth opportunities domestically and internationally.”

Sales Analysis

For the quarter ended December 31, 2015, domestic sales, which represented 51.1% of total revenue, decreased 0.9%, as growth in Orthopedics was offset by declines in General Surgery and Visualization. International sales, which represented 48.9% of total revenue, declined 3.2% compared to the fourth quarter of 2014 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $3.9 million on fourth quarter sales. In constant currency, international sales increased 2.1% versus the prior-year period.

For the fiscal year ended December 31, 2015, domestic sales, which represented 50.3% of total revenue, increased 0.5% and were driven by increases in capital equipment sales across all businesses. International sales, which represented 49.7% of total revenue, declined 6.0% compared to the same period a year ago on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $22.9 million on fiscal year sales. In constant currency, international sales increased 0.1% versus the prior-year period.

Earnings Analysis

For the quarter ended December 31, 2015, reported net earnings totaled $7.9 million, compared to reported net earnings of $11.3 million a year ago. Reported diluted net earnings per share were $0.28 in the quarter, compared to $0.41 in the prior-year period. Reported net earnings include restructuring and business acquisition costs in 2015 and restructuring costs in 2014. The effect of each of these items on reported net earnings appears in the reconciliation of GAAP to non-GAAP measures below.

Excluding the impact of the items described above, adjusted net earnings of $14.5 million decreased 1.8% year over year and adjusted diluted net earnings per share of $0.52 decreased 1.9% year over year. The decline in adjusted net earnings was largely attributable to the negative impact of foreign currency and a slightly higher tax rate, partially offset by improved gross margin during the quarter.

For the fiscal year ended December 31, 2015, reported net earnings totaled $30.5 million, compared to reported net earnings of $32.2 million in the prior year. Reported diluted net earnings per share were $1.09 compared to $1.16 in the prior-year period. Excluding the impact of the special items provided in the reconciliation of GAAP to non-GAAP measures below, adjusted net earnings of $46.7 million decreased 12.5% year over year, and adjusted diluted net earnings per share of $1.68 decreased 12.5% from the prior year.

2016 Outlook

The Company forecasts 2016 sales to be in the range of $760 to $770 million compared to $719 million in 2015. This revenue forecast includes constant currency organic sales growth of 1% to 3%, sales related to the SurgiQuest acquisition of $55 to $60 million and the negative impact of foreign exchange of $21 to $23 million (based on January 25, 2016 exchange rates and existing hedges).

Beginning in 2016, the Company will exclude amortization of intangible assets from its adjusted earnings per share. Adjusted diluted cash earnings per share for 2015 would have been $1.98 if amortization of intangible assets were excluded.

Based on 2016 revenue of $760 to $770 million, the Company forecasts 2016 adjusted diluted cash earnings per share to be in the range of $1.85 to $1.95.

The adjusted diluted cash earnings per share estimates for 2016 exclude the cost of special items including acquisition costs and restructuring costs which are estimated to be in the range of $18 to $20 million, net of tax, and amortization of intangible assets estimated to be in the range of $14 to $16 million, net of tax.

Supplemental Financial Disclosures

In conjunction with this earnings press release, CONMED has prepared supplemental financial disclosures which are available on the home page of the “Investors – Financial Reports” section of the Company’s web site at www.conmed.com.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and fiscal year 2015 results.

To participate in the conference call, dial 877-573-5235 (domestic) or 503-406-4448 (international) and enter the passcode 16884173.

This conference call will also be webcast and can be accessed from the Investors section of CONMED's web site at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, January 27, 2016 until 11:59 p.m. ET on Wednesday, February 3, 2016. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 16884173.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. The Company distributes its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 17 countries and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,500 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to, the risks relating to forward-looking statements discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Form 8-K filed January 4, 2016.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings, adjusted diluted net earnings per share (EPS) and adjusted cash EPS. The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results and provide a baseline for analyzing trends in the Company’s underlying businesses. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.

To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings.  These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, effective income tax rate, net earnings and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. The Company strongly encourages investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Income

(in thousands except per share amounts, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net sales	$191,017	$195,003	$719,168	$740,055
Cost of sales	88,641	90,970	337,466	335,998
Gross profit	102,376	104,033	381,702	404,057
% of sales	53.6%	53.3%	53.1%	54.6%
Selling and administrative expense	82,668	79,839	303,091	323,492
Research and development	6,741	7,105	27,436	27,779
Income from operations	12,967	17,089	51,175	52,786
% of sales	6.8%	8.8%	7.1%	7.1%
Interest expense	1,578	1,539	6,031	6,111
Income before income taxes	11,389	15,550	45,144	46,675
Provision for income taxes	3,537	4,211	14,646	14,483
Net income	$7,852	$11,339	$30,498	$32,192

Basic EPS	$0.28	$0.41	$1.10	$1.17
Diluted EPS	$0.28	$0.41	$1.09	$1.16

Basic shares	27,707	27,537	27,653	27,401
Diluted shares	27,875	27,758	27,858	27,769

Consolidated Condensed Balance Sheets

(in thousands, unaudited)

	December	December
	2015	2014
Assets:
Cash and cash equivalents	$72,504	$66,332
Accounts receivable, net	133,863	129,287
Inventories	166,894	148,149
Other current assets	31,131	37,382
Total Current Assets	404,392	381,150
Property, plant and equipment, net	128,547	133,429
Goodwill	260,651	256,232
Other intangible assets, net	308,171	316,440
Other assets	11,183	10,943
Total Assets	$1,112,944	$1,098,194

Liabilities and Shareholders' Equity
Current liabilities	$119,718	$115,956
Long-term debt, excluding current maturities	269,471	240,201
Other liabilities	138,682	160,739
Shareholders' equity	585,073	581,298
Total Liabilities and Shareholders' Equity	$1,112,944	$1,098,194

Consolidated Condensed Statements of Cash Flows

Twelve Months Ended December 31, 2015 and 2014

(in thousands, unaudited)

Operating Activities	2015	2014
Net income	$30,498	$32,192
Depreciation and amortization	43,879	45,734
Stock-based compensation expense	7,499	9,330
Deferred income taxes	2,251	(284)
Changes in operating assets and liabilities and other, net	(36,059)	(21,796)
Net cash provided by operating activities	48,068	65,176

Investing Activities
Payments related to business and asset acquisitions	(9,353)	(5,265)
Purchases of property, plant, and equipment	(15,009)	(15,411)
Net cash used in investing activities	(24,362)	(20,676)

Financing Activities
Proceeds of debt	30,680	27,000
Payments related to distribution agreements	(16,667)	(16,667)
Payments related to contingent consideration	(3,876)	—
Dividend payments on common stock	(22,105)	(21,959)
Repurchase of common stock	—	(16,862)
Other, net	2,195	2,098
Net cash used in financing activities	(9,773)	(26,390)

Effect of exchange rate change on cash and cash equivalents	(7,761)	(6,221)
Net increase in cash and cash equivalents	6,172	11,889
Cash and cash equivalents at beginning of period	66,332	54,443
Cash and cash equivalents at end of period	$72,504	$66,332

Sales Summary

(in millions, unaudited)

	Three Months Ended December 31				Twelve Months Ended December 31
			% Change				% Change
	2015	2014	As Reported	Constant Currency	2015	2014	As Reported	Constant Currency
Orthopedic Surgery	$104.2	$101.7	2.4%	5.9%	$389.0	$402.8	-3.4%	0.7%
General Surgery	70.9	75.4	-6.0%	-4.5%	274.2	279.4	-1.8%	-0.1%
Surgical Visualization	15.9	17.9	-10.8%	-8.5%	56.0	57.9	-3.3%	-0.1%
	$191.0	$195.0	-2.0%	0.5%	$719.2	$740.1	-2.8%	0.3%

Single-use products	$146.8	$154.7	-5.1%	-2.5%	$567.3	$593.8	-4.5%	-1.3%
Capital products	44.2	40.3	9.7%	12.2%	151.9	146.3	3.8%	7.1%
	$191.0	$195.0	-2.0%	0.5%	$719.2	$740.1	-2.8%	0.3%

Reconciliation of Reported Net Earnings to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Three Months Ended December 2015
	Gross Profit	Selling & Administrative Expense	Operating Income	Net Income	Effective Tax Rate	Diluted EPS
As reported	$102,376	$82,668	$12,967	$7,852	31.1%	$0.28
% of sales	53.6%	43.3%	6.8%
Restructuring costs (1)	2,837	(4,334)	7,171	4,710	1.2%	0.17
Business acquisitions (2)	—	(2,069)	2,069	1,897	-2.4%	0.07
Adjusted	$105,213	$76,265	$22,207	$14,459	29.9%	$0.52
% of sales	55.1%	39.9%	11.6%

	Three Months Ended December 2014
	Gross Profit	Selling & Administrative Expense	Operating Income	Net Income	Effective Tax Rate	Diluted EPS
As reported	$104,033	$79,839	$17,089	$11,339	27.1%	$0.41
% of sales	53.3%	40.9%	8.8%
Restructuring costs (1)	1,858	(1,499)	3,357	2,149	1.3%	0.08
Management restructuring costs (3)	—	(1,524)	1,524	975	0.8%	0.03
Patent dispute and other matters (4)	—	(419)	419	268	0.1%	0.01
Adjusted	$105,891	$76,397	$22,389	$14,731	29.3%	$0.53
% of sales	54.3%	39.2%	11.5%

Reconciliation of Reported Net Earnings to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Twelve Months Ended December 2015
	Gross Profit	Selling & Administrative Expense	Operating Income	Net Income	Effective Tax Rate	Diluted EPS
As reported	$381,702	$303,091	$51,175	$30,498	32.4%	$1.09
% of sales	53.1%	42.1%	7.1%
Restructuring costs (1)	8,016	(13,655)	21,671	13,958	1.0%	0.51
Business acquisitions (2)	—	(2,543)	2,543	2,232	-0.7%	0.08
Adjusted	$389,718	$286,893	$75,389	$46,688	32.7%	$1.68
% of sales	54.2%	39.9%	10.5%

	Twelve Months Ended December 2014
	Gross Profit	Selling & Administrative Expense	Operating Income	Net Income	Effective Tax Rate	Diluted EPS
As reported	$404,057	$323,492	$52,786	$32,192	31.0%	$1.16
% of sales	54.6%	43.7%	7.1%
Restructuring costs (1)	5,612	(3,354)	8,966	5,738	0.5%	0.21
Management restructuring costs (3)	—	(12,546)	12,546	8,031	1.1%	0.29
Patent dispute and other matters (4)	—	(4,096)	4,096	2,621	0.2%	0.09
Shareholder activism (5)	—	(3,966)	3,966	2,538	0.2%	0.09
New York State corporate tax reform (6)	—	—	—	2,258	-3.0%	0.08
Adjusted	$409,669	$299,530	$82,360	$53,378	30.0%	$1.92
% of sales	55.4%	40.5%	11.1%

(1) In 2014 and 2015, the Company continued the operational restructuring, including the consolidation of our Centennial, Colorado manufacturing operations into other existing CONMED manufacturing facilities. Additionally, in 2014 and 2015, the Company restructured certain sales, marketing and administrative functions and incurred severance and other related costs.

(2) In 2015, the Company incurred legal fees and other costs associated with the January 4, 2016 acquisition of SurgiQuest, Inc. and other acquisitions in 2015.

(3) In 2014, the Company incurred certain costs associated with executive management restructuring, including our then Chief Executive Officer.

(4) In 2014, the Company incurred legal and settlement costs associated with a patent infringement claim, costs associated with a legal matter in which we prevailed at trial and business acquisition costs.

(5) In 2014, the Company incurred certain costs associated with shareholder activism.

(6) In 2014, New York State enacted corporate tax reform changing the tax rate of a manufacturing company such as CONMED to essentially 0%. As a result, our previously recorded New York State net deferred tax asset was written off to income tax expense.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net income	$7,852	$11,339	$30,498	$32,192
Provision for income taxes	3,537	4,211	14,646	14,483
Interest expense	1,578	1,539	6,031	6,111
Depreciation	4,785	5,090	18,704	19,792
Amortization	6,638	6,478	24,581	25,358
EBITDA	$24,390	$28,657	$94,460	$97,936

Stock based compensation	1,656	1,256	6,478	5,419
Restructuring costs	7,171	3,357	21,671	8,966
Business acquisitions	2,069	—	2,543	—
Management restructuring costs	—	1,524	—	12,546
Patent dispute and other matters	—	419	—	4,096
Shareholder activism	—	—	—	3,966
Adjusted EBITDA	$35,286	$35,213	$125,152	$132,929

EBITDA Margin
EBITDA	12.8%	14.7%	13.1%	13.2%
Adjusted EBITDA	18.5%	18.1%	17.4%	18.0%

Reconciliation of Adjusted Net Earnings Per Share to Adjusted Cash Net Earnings Per Share
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Adjusted Diluted EPS	$0.52	$0.53	$1.68	$1.92
Amortization of intangible assets (1)	0.08	0.08	0.30	0.30
Adjusted Diluted Cash EPS	$0.60	$0.61	$1.98	$2.22

(1) Net of income tax benefit.